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                                                                      Exhibit IV
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Name of Entity      Date of Transaction     Action      Number of Shares      Price Per Share
--------------     -------------------     ------      ----------------      ---------------
Bay Harbour
 Management, L.C.      5/21/99             Sold        881,600               $10.00
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